Exhibit 10.3
KEITHLEY INSTRUMENTS, INC.
1997 DIRECTORS’ STOCK OPTION PLAN
(as Amended and Restated)
1. Purpose. The purpose of this 1997 Directors’ Stock Option Plan (the “Plan”) is to enable Keithley Instruments, Inc. (the “Company”) to attract, retain and reward directors of the Company and strengthen the mutuality of interest between such directors and the Company‘s shareholders by offering such directors options (“Options”) to purchase shares of the Company’s no par value Common Shares (“Common Shares”). This Plan replaces and supersedes the Keithley Instruments, Inc. 1992 Directors’ Stock Option Plan (the “1992 Directors’ Option Plan”), effective as of the date this Plan is adopted by the Board of Directors of the Company. This Plan is amended and restated to conform to the requirements of Section 409A of the Internal Revenue Code Section of 1986, as amended (the “Code”) and the regulations and guidance issued thereunder, effective January 1, 2005.
2. Grant and Eligibility. All directors of the Company who are not employees of the Company (“Outside Directors”) shall be granted Options under the Plan. From and after the Effective Date, so long as the Plan remains in effect and has Common Shares available for grants hereunder, each individual who qualifies as an Outside Director at the close of any annual meeting of the shareholders of the Company (an “Optionee”) shall automatically be granted an Option to purchase five thousand (5,000) Common Shares. In addition to the Options granted at the close of each annual meeting of shareholders, the Board of Directors of the Company, in its sole discretion, may grant additional Options under the Plan to newly-elected Outside Directors, as of the date of their initial election and in such amounts as the Board shall specify. In the event Common Shares are available for grants hereunder, but the number of such Shares is insufficient to provide an Outside Director with an Option to purchase five thousand (5,000) Common Shares, such Outside Director shall receive an Option to purchase the lesser of (i) the number of Common Shares remaining available for grant under the Plan; or (ii) the number of Common Shares being granted to any other Outside Director concurrently entitled to a grant of Options hereunder, so that Options are granted to all such Outside Directors on a pro rata basis. The maximum aggregate number of Common Shares available for issuance under the Plan is two hundred thousand (200,000); such Common Shares may be treasury shares or authorized but unissued shares or a combination of the foregoing. If an Option granted under the Plan shall expire, terminate or become forfeited for any reason other than its exercise, the shares subject to, but not delivered under, such Option shall be available for the grant of other Options pursuant to the Plan.

3. Term of Option, Exercise and Transferability. The term of each Option granted under the Plan shall be ten years. An Optionee who has continuously served as a director of the Company from the date of the grant of an Option through the date of vesting may first exercise such Option after the date of vesting for all or part of the number of Common Shares in accordance with the Plan. For this purpose, the “date of vesting” for any Option granted under the Plan shall be that date which is six months and one day after the later to occur of: (i) the effective date of the Plan; or (ii) the date such Optionee is elected as a director; or (iii) the date such Option is granted. An Outside Director who resigns or is removed before the date of vesting for any Options held by such Director shall forfeit such Options, unless otherwise approved by the Board of Directors.
No Option shall be transferable by the Optionee other than by will or the laws of descent and distribution. Options shall be exercisable during the Optionee’s lifetime only by an Optionee or by his or her legal guardian or legal representative. Notwithstanding the first and second sentences of this paragraph or the preceding paragraph, if any Optionee dies while holding unexercised Options, any Option held by such Optionee at the time of his or her death shall thereafter be exercised, to the extent such Option was exercisable at the time of death, by the estate of the Optionee (acting through its fiduciary), within a period of one year from the date of such death regardless of the term of the Option remaining at the Optionee’s death.
4. Option Price and Payment. The option price for each Common Share purchasable under an Option shall be the fair market value of a Common Share on the date such Option is granted in accordance with Section 2; for this purpose, “fair market value” shall be the average of the highest and lowest price for a Common Share, as quoted on the New York Stock Exchange (or if Common Shares are not then traded on such Exchange, on any other exchange on which Common Shares are then traded) on the date preceding the date of grant. The option price shall be payable (i) in cash; (ii) by check acceptable to the Company; (iii) by delivery of shares of the same class of stock subject to such Option; or (iv) a combination of the above, so long as the sum of the fair market value of any such cash, check or Common Shares equals the option price. The Company shall have the right to require an Optionee who is entitled to receive Common Shares pursuant to the exercise of an Option to pay to the Company the amount of any taxes which the Company is required to withhold with respect to such Common Shares. Such amount shall be payable (i) in cash; (ii) by check acceptable to the Company; (iii) by delivery of shares of the same class of stock subject to the Option; or (iv) a combination of the above.
5. Change In Control.
(a) Impact of Event. In the event of a “Change in Control” as defined in Section 5(b), all Options granted under the Plan shall vest upon the later to occur of (i) such Change in Control; or (ii) six months and one day after the date of grant of such Options.

(b) Definition of Change in Control. For purposes of Section 5(a), a “Change in Control” shall be deemed to have occurred if: (i) a tender offer shall be made and consummated for the ownership of 25% or more of the outstanding voting securities of the Company; (ii) the Company shall be merged or consolidated with another corporation and, as a result of such merger or consolidation, less than 75% of the outstanding voting securities of the surviving or resulting corporation shall be owned in the aggregate by the former shareholders of the Company as the same shall have existed immediately prior to such merger or consolidation; (iii) the Company shall sell substantially all of its assets to another corporation which is not a wholly owned subsidiary; or (iv) a person, within the meaning of Section 3(a)(9) or of Section 13(d)(3) (as in effect on the date hereof) of the Securities Exchange Act of 1934 (the “Exchange Act”), shall acquire, other than by reason of inheritance, twenty-five percent (25%) or more of the outstanding voting securities of the Company (whether directly, indirectly, beneficially or of record). In making any such determination, transfers made by a person to an affiliate of such person (as determined by the Board of Directors of the Company), whether by gift, devise or otherwise, shall not be taken into account. For purposes of this Plan, ownership of voting securities shall take into account and shall include ownership as determined by applying the provisions of Rule 13d-3(d)(1)(i) as in effect on the date hereof pursuant to the Exchange Act.
6. Adjustments. (a) If, at any time subsequent to the date of adoption of the Plan, the number of Common Shares are increased or decreased, or changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation (whether as a result of a stock split, stock dividend, combination or exchange of shares, exchange for other securities, reclassification, reorganization, redesignation, merger, consolidation, recapitalization or otherwise): (i) there shall automatically be substituted for each Common Share subject to an unexercised Option (in whole or in part) granted under the Plan, the number and kind of shares of stock or other securities into which each outstanding Common Share shall be changed or for which each such Common Share shall be exchanged; and (ii) the option price per Common Share or unit of securities shall be increased or decreased proportionately so that the aggregate purchase price for the securities subject to an Option shall remain the same as immediately prior to such event.
(b) No adjustment pursuant to this Section 6 shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in such number or price; however, any adjustments which by reason of this Section 6 are not required to be made shall be carried forward. Calculations under this Section 6 shall be made to the nearest cent or to the nearest full share, as the case may be. Anything in this Section 6 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the option price, in addition to those required by this Section 6, as it, in its discretion shall determine to be advisable in order that any stock dividends, subdivisions or splits of shares, distribution of rights to purchase stock or securities, or a distribution of securities convertible into or exchangeable for stock hereafter made by the Company to its shareholders shall not be taxable.
7. Other Terms. Each grant of Options hereunder shall be evidenced by a Shares Option Agreement in substantially the form attached hereto as Exhibit A. When exercisable in accordance with Section 3, Options may be exercised, in whole or in part, by giving written notice of exercise to the Company specifying the number of Common Shares to be purchased. Such notice shall be accompanied by payment of the option price of the Common Shares for which the Option is exercised in accordance with Section 4.
8. Amendment. The Board of Directors of the Company (the “Board”) may at any time amend, modify, suspend or terminate this Plan, except with respect to Options already granted.

9. Termination of Plan. The Plan shall be terminated and no further Options shall be granted hereunder as of the tenth (10th) anniversary of the date this Plan is adopted by the Board. Options granted prior to such tenth anniversary may extend beyond that date.
10. Compliance with Law and Approval of Regulatory Body. No Option shall be exercisable and no Common Shares will be delivered under this Plan except in compliance with all applicable federal and state laws and regulations, including, without limitation, compliance with applicable withholding tax requirements, if any, and with the rules of all domestic stock exchanges on which the Company’s stock may be listed. Any stock certificates issued to evidence Common Shares as to which an Option is exercised may bear such legends and statements as the Company shall deem advisable to assure compliance with federal and state laws and regulations; the Company may, if it deems appropriate, condition its grant of any Options hereunder upon receipt of the following investment representation from the Optionee:
“I agree that any Common Shares of Keithley Instruments, Inc. which I may acquire by virtue of this Stock Option shall be acquired for investment purposes only and not with a view to distribution or resale, and may not be transferred, sold, assigned, pledged, hypothecated or otherwise disposed of by me unless (i) a registration statement or post-effective amendment to a registration statement under the Securities Act of 1933, as amended, with respect to said Common Shares has become effective so as to permit the sale or other disposition of said shares by me; or (ii) there is presented to Keithley Instruments, Inc. an opinion of counsel satisfactory to Keithley Instruments, Inc. to the effect that the sale or other proposed disposition of said Common Shares by me may lawfully be made otherwise than pursuant to an effective registration statement or post-effective amendment to a registration statement relating to the said shares under the Securities Act of 1933, as amended.”
No Option shall be exercisable, and no stock will be delivered under this Plan, until the Company has obtained such consent or approval from the regulatory body, federal or state, having jurisdiction over such matters as the Company may deem advisable. In the case of the exercise of an Option by a person or estate acquiring the right to exercise such Option by bequest or inheritance, the Company may require reasonable evidence as to the ownership of such Option and may require such consents and releases of taxing authorities as the Committee may deem advisable.
11. Effective Date. The original effective date of the Plan is February 15, 1997. The effective date for this amended and restated plan document is January 1, 2005.
12. Governing Law. The Plan, all options and actions taken thereunder and any agreements relating thereto shall be governed by and controlled in accordance with Ohio law.
13. Code Section 409A Compliance. This Plan is intended to be operated in compliance with the provisions of Code Section 409A (including any applicable rulings or regulations promulgated thereunder). In the event that any provisions of this Plan fails to satisfy the provisions of Code Section 409A, then such provision shall be reformed so as to comply with Code Section 409A and to preserve as closely as possible the intention of the Company in maintaining the Plan.

IN WITNESS WHEREOF, the Board of Directors of the Company has caused this instrument to be executed by its duly authorized designee this 31st day of December, 2008.

KEITHLEY INSTRUMENTS, INC.
By:	/s/ Mark J. Plush
	Title:	Vice President and Chief Financial Officer

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